UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 26, 2012

Ameristar Casinos, Inc.

(Exact name of registrant as specified in its charter)

Commission File No. 000-22494

Nevada	88-0304799
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S, Las Vegas, NV 89169

(Address of principal executive offices) (Zip Code)

(702) 567-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)             Compensatory Arrangements.

Accelerated Payment of Executive Officer Bonuses.  On December 26, 2012, following approval by the Compensation Committee (the “Committee”) of the Board of Directors of Ameristar Casinos, Inc. (the “Company”), the Company paid the following amounts (the “Accelerated Payments”) to each of its named executive officers (the “NEOs”) pursuant to the Company’s Performance-Based Annual Bonus Plan (the “Bonus Plan”):

Gordon R. Kanofsky (Chief Executive Officer)—$783,433

Larry A. Hodges (President and Chief Operating Officer)—$639,803

Thomas M. Steinbauer (Senior Vice President and Chief Financial Officer)—$355,156

Peter C. Walsh (Senior Vice President and General Counsel)—$355,156

The Accelerated Payments represent 95% of the cash incentive bonus each NEO is anticipated to earn pursuant to the Bonus Plan with respect to base salary earned by such NEO from January 1, 2012 through November 30, 2012, discounted to present value at 0.29% per annum (120% of the Internal Revenue Service short-term Applicable Federal Rate for December 2012) from the date of payment to February 7, 2013, the date the bonuses would otherwise be paid.  The Committee approved the Accelerated Payments to permit the NEOs to recognize such taxable income in 2012 rather than 2013 in view of the likelihood that effective federal income tax rates applicable to the NEOs will increase substantially in 2013.  The Accelerated Payments were conditioned on the receipt by the Company of each NEO’s written agreement to repay any portion of the Accelerated Payment that is not earned by the NEO in the event the performance goal previously established by the Committee under the Bonus Plan is not achieved for the full year ending December 31, 2012, the Committee fails to certify the achievement of the performance goal or the NEO’s employment terminates under circumstances requiring forfeiture of the Accelerated Payment.  To the extent that achievement of the performance goal for the full year ending December 31, 2012 is certified by the Committee in February 2013, the Committee expects to approve the payment of the balance of the bonuses earned by the NEOs (including the portion attributable to base salary earned in December 2012) at that time.

Accelerated Settlement of Restricted Stock Units.  On December 26, 2012, following approval by the Committee, the Company settled in shares of its common stock the following number of vested restricted stock units (the “Designated RSUs”) held by the NEOs that were previously scheduled to be settled in shares on January 3, 2013:

Gordon R. Kanofsky—8,498

Larry A. Hodges—6,940

Thomas M. Steinbauer—4,494

Peter C. Walsh—4,494

The Designated RSUs were fully vested when granted on January 3, 2012.  Similar to the Accelerated Payments, the Committee approved the accelerated settlement of the Designated RSUs to permit the NEOs to recognize such taxable income in 2012 rather than 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameristar Casinos, Inc.
(Registrant)

Date: December 27, 2012	By:	/S/ PETER C. WALSH
Peter C. Walsh
Senior Vice President and General Counsel